                                  Exhibit 3.12

                                     WARRANT

                                   to Purchase
                          up to 3,000,000 Common Shares
                                 of ISEE3D, INC.

                            Expiring December 3, 2000


         This is to certify that for value received Northern London Holdings Corp. ("Northern London") is entitled to purchase from ISEE3D Inc., a company incorporated under the laws of Canada (the "Company") at its registered office, 8604 Commerce Court, Burnaby, British Columbia, V5N 4A6, or such other office as the Company may advise Northern London, up to 3,000,000 common shares of the Company (the "Shares") at the price of $0.70 per Share (the "Exercise Price"), until December 3, 2000, (the "Expiry Time").

                                   ARTICLE ONE

1.01     Exercise of Warrants

         To exercise this Warrant (the "Warrant") in whole or in part, Northern London shall deliver to the Company at its registered office or at such other office as the Company may advise Northern London:

         (a) a written notice, in substantially the form of the subscription notice attached as an exhibit hereto (the "Subscription Notice"), of Northern London's election to exercise the Warrant in whole or in part, which Subscription Notice shall specify the number of Shares to be purchased; and

         (b) cash, certified cheque, money order or wire payable to the Company in the amount of the purchase price of the Shares to be so purchased.

         The Company shall, as soon as practicable and in any event within 14 days thereafter, execute and deliver or cause to be executed and delivered certificates representing the aggregate number of Shares specified in the Subscription Notice. The share certificates so delivered shall be issued in the name of Northern London or as it may in writing direct. Delivery of certificates may, at the option of Northern London, be made to such bank or other financial agent as Northern London shall designate against payment of the purchase price of the Shares purchased. Such certificate shall be deemed to have been issued and Northern London shall be deemed for all purposes to have become the holder of record of the Shares as of the date of receipt by the Company of the Subscription Notice and the purchase price therefor.

         If the Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificates, deliver to Northern London a new Warrant evidencing the right to purchase the remaining Shares purchasable under this Warrant, which new Warrant shall, in all other respects, be identical to this Warrant.

1.02     Shares

         All Shares issued upon the exercise of all or part of the Warrant shall, upon payment in full therefor being made, be validly issued, fully paid and non-assessable. The Company has allotted and reserved for issuance under this Warrant 3,000,000 Shares and upon issuance thereof such Shares or lesser number shall be validly issued, fully paid and non-assessable.

1.03     Adjustment

         (i) If at any time after the date hereof and prior to the Expiry Time, the Company shall subdivide, redivide, consolidate or otherwise change the Common Shares of the Company into a greater or lesser number of Common Shares, then a proportionate adjustment shall be made to the number that may be purchased by Northern London hereunder and to the Exercise Price established hereunder.

         (ii) If any capital reorganization, reclassification or consolidation of the capital stock of the Company, or the merger or amalgamation of the Company with another company shall be effected, then as a condition of such reorganization, reclassification, subdivision or consolidation, merger or amalgamation, adequate provision shall be made whereby Northern London shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, or other securities as may be issued with respect to or in exchange for such number of outstanding Common Shares equal to the number of Common Shares purchasable and receivable upon the exercise of the Warrant had such reorganization, reclassification, subdivision or consolidation, merger or amalgamation not taken place. The Company shall not effect any merger or amalgamation unless prior to or simultaneously with the consummation thereof the successor company (if other than the Company) resulting from such merger or amalgamation shall assume by written instrument executed and mailed or delivered to Northern London the obligation to deliver to Northern London such shares of the stock or securities in accordance with the foregoing provisions, Northern London may be entitled to purchase.

                                   ARTICLE TWO

2.01     Expense of Delivery

         The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of the Warrant and the share certificate issuable upon the exercise of the Warrant.

2.02     Exercise When Transfer Books Closed

         The Company shall not be required to deliver certificates for Shares while the transfer books of the Company are closed prior to any meeting of shareholders or for the payment of dividends or for any other purpose, and in the event of the exercise by Northern London of the right to subscribe during any such period, delivery of the certificates may be postponed for a period not exceeding five days after the date of reopening of the share transfer books provided that the period for which the share transfer books may be closed shall not be unreasonable; and provided, however, that any such postponement of delivery of the certificates shall be without prejudice to the right of Northern London to receive such certificates after the share transfer books shall have been reopened.

                                  ARTICLE THREE

3.01     Restrictions on Exercise and Transfer

         The Warrant shall not be assignable or transferable and any attempt to do so shall render the Warrant and all rights hereunder null and void.

3.02     Expiry of Rights

         After December 3, 2000, all rights under the Warrant in respect of which the rights of subscription and purchase herein provided for shall not have been exercised shall wholly cease and determine and the Warrant shall be wholly void and of no value or effect.

                                  ARTICLE FOUR

4.01     Governing Law

         The Warrant shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of the Canada applicable therein.

4.02     Waiver and Amendment

         Any terms or provision of the Warrant may be waived at any time by the party entitled to the benefits thereof and any term or provision of the Warrant may be amended or supplemented at any time by agreement of Northern London and the Company, except that any waiver of any term or condition, or any amendment or supplementation of the Warrant must be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of the Warrant shall not, in any way, affect or limit or act as a waiver of the parties' rights hereunder at any time to enforce strict compliance thereafter with any term or condition of the Warrant.

4.03     Filing of Warrant

         A copy of the Warrant shall be filed in the minute book and among the records of the Company.

4.04     Loss, Destruction Etc. of Warrant

         Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of the Warrant and, in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company or, in the event of such mutilation, upon surrender and cancellation of the Warrant, the Company will make and deliver a new Warrant of like tenor in lieu of such lost, stolen, mutilated or destroyed Warrant.

         IN WITNESS WHEREOF the Company has caused this Warrant to be signed as of the 4th day of June, 1999.

                                              ISEE3D INC.

                                     Per:
                                              --------------------------------
                                              Authorizing Signing Officer

                                   EXHIBIT "A"

                               SUBSCRIPTION NOTICE

                                   ISEE3D INC.

         The undersigned holder of the warrant issued by ISEE3D Inc. (the "Company") as of June 4, 1999, (the "Warrant") hereby elects to purchase _________________ Common Shares of the Company at the subscription price and upon the terms and conditions provided therein. The undersigned tenders herewith cash, a certified cheque or a money order in the amount of $____________ payable to the Company or has wired such amount to the Company in respect of _______ Common Shares and hereby instructs the Company to issue the certificate(s) representing such Common Shares in the name of the undersigned at the following address:

         The undersigned hereby requests that a new Warrant of like tenor and date for the balance of the Common Shares issuable, if any, under the Warrant be delivered to the undersigned.

                  DATED this            day of             ,              .







                                _________________